UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2012

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Inland Real Estate Corporation (NYSE: IRC) announced that it has contributed $15 million to its joint venture with Inland Private Capital Corporation (IPCC) to acquire for an aggregate purchase price of $40.8 million, excluding closing costs and adjustments, two portfolios that include a total of seven single-tenant retail properties aggregating 95,630 square feet of gross leasable area (GLA).

 In addition, the Company announced that it has contributed $33.0 million to its joint venture with Inland Private Capital Corporation (IPCC) to acquire two retail properties in Wisconsin. The joint venture purchased a neighborhood shopping center anchored by a Pick ’n Save grocery for approximately $21.3 million. C opies of the press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2 and are incorporated in their entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated April 2, 2012
99.2	Press release of Inland Real Estate Corporation, dated April 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

Date:

     April 5, 2012

EXHIBIT INDEX

Exhibit No.

Description

    99.1                Press release of Inland Real Estate Corporation, dated April 2, 2012

    99.2                Press release of Inland Real Estate Corporation, dated April 2, 2012